Exhibit 10(d)

                   INCENTIVE COMPENSATION PLANS
                                FOR
                        EXECUTIVE OFFICERS
                          (1996 AND 1997)


 In 1997, Mr. Olvey will participate in an incentive compensation plan which provides for a bonus opportunity ranging from 0% of base salary if 1996 earnings per share are at or below $2.20 to 100% if the 1997 earnings per share are at least $3.30 per share. Mr. Peterson and Mr. Urbanek will participate in similar plans which provide for a bonus equal to 75% and 80%, respectively, of their base salary based upon the same $2.20 to $3.30 range of earnings per share. Earnings per share will be adjusted for accruals on SARs, bonus expense and extraordinary items. Mr. Peterson will also be entitled to a maximum bonus of 25% of base salary upon satisfaction of individual performance objectives established at the beginning of the year by the President and CEO. Mr. Carlson will participate in an incentive compensation plan under which 65% of his bonus will be based on the operating profits of the Company's Specialty Paper Division, 25% on satisfaction of individual performance objectives established at the beginning of the year by the President and CEO and 10% of the Company's earnings per share within the range described above.
 Mr. Canavara will participate in an incentive compensation plan under which 65% of his bonus will be based on operating profits at the Towel and Tissue Division, 25% on satisfaction of individual performance objectives established at the beginning of the year by the President and CEO and 10% of the Company's earnings per share within the range described above.

 During 1996, Mr. Olvey participated in an incentive compensation plan which provided for a bonus opportunity ranging from 0% of base salary if 1996 earnings per share were at or below $1.20 to 100% if 1995 earnings per share were at least $2.03 per share. Mr. Peterson and Mr. Carlson participated in similar plans which provided for a bonus equal to 75% and 50%, respectively of their base salary based upon the same $1.20 to $2.03 range of earnings per share. Earnings per share were adjusted for accruals on SARs, bonus expense and extraordinary items. Mr. Peterson and Mr. Carlson participated in an incentive compensation plan based on the operating profit of the Converted Products Division which provided for a maximum bonus of 25% of Mr. Carlson's base salary.